Exhibit 32

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

CERTIFICATION
By signing below, each of the undersigned officers hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, (i) this Annual Report on Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Vectren Corporation.

Signed this 19th day of February, 2009.

/s/ Jerome A. Benkert, Jr.	/s/ Niel C. Ellerbrook
(Signature of Authorized Officer)	(Signature of Authorized Officer)
Jerome A. Benkert, Jr.	Niel C. Ellerbrook
(Typed Name)	(Typed Name)
Executive Vice President and Chief Financial Officer	Chairman and Chief Executive Officer
(Title)	(Title)